UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): August 27, 2008
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibits
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 27, 2008, Valeant Pharmaceuticals International (the “Company”) entered into a Performance Restricted Stock Unit and Matching RSU Award Agreement with Peter J. Blott, the Company’s Executive Vice President and Chief Financial Officer. Pursuant to this agreement and the Company’s 2006 Equity Incentive Plan, the Company has granted a Performance Restricted Stock Unit Award covering 47,600 shares (the “PRSU”) to Mr. Blott and agreed to grant Matching Restricted Stock Unit Awards (the “MRSUs”) to Mr. Blott if certain conditions are met.
The PRSU will vest and shares of the Company’s common stock subject to the PRSU will be issued to Mr. Blott if either of two sets of performance metrics are satisfied. With respect to the first set of performance metrics, 100% of the shares subject to the PRSU will vest if the Company satisfies six strategic initiatives set forth in the agreement by April 1, 2010. With respect to the second set of performance metrics, a specified percentage of the shares subject to the PRSU will vest if the closing price of the Company’s common stock equals or exceeds certain values on either February 1, 2011 or February 1, 2012. Under either set of performance metrics, Mr. Blott must remain employed by the Company for the PRSU to vest.
Under the agreement, the Company will issue to Mr. Blott MRSUs covering a number of shares of the Company’s common stock equal to the number of shares that Mr. Blott purchases during three specified periods up to a maximum of $400,000 in purchased shares. For each MRSU issued to Mr. Blott, the MRSU will vest and the shares of common stock subject to the MRSU will be issued to Mr. Blott in four equal annual installments beginning on the first anniversary of the end of the applicable purchase period provided Mr. Blott remains employed by the Company and has not disposed of the corresponding purchased shares.
Pursuant to the agreement, Mr. Blott has agreed not to sell more than 50% of any shares of the Company’s common stock issued to him upon the vesting of the PRSU or any MRSU (after deducting any shares withheld by the Company in payment of applicable withholding obligations) for two years following vesting (or until a change of control of the Company, if sooner).
The foregoing summary of the Performance Restricted Stock Unit and Matching RSU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Performance Restricted Stock Unit and Matching RSU Award Agreement between Valeant Pharmaceuticals International and Peter J. Blott.

2.

Forward-Looking Statements
This current report, including the exhibit, contains forward-looking statements within the meaning of the federal securities laws relating to expectations, plans or prospects for the Company, including, but not limited to, statements regarding expectations or plans of the Company for retigabine, its operations in Europe and Mexico, its future operating performance and financial condition, and the future price of its common stock. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the clinical development of retigabine, regulatory approval processes, the Company’s ability to sell any portion of its operations in Europe on commercially favorable terms, the Company’s ability to achieve the operating performance and other financial objectives set forth in such statements, trading in the Company’s common stock and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission. The Company wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this current report. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after such date or to reflect actual outcomes.

3.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: August 27, 2008	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

4.

Exhibits

Exhibit No.	Description
99.1	Performance Restricted Stock Unit and Matching RSU Award Agreement between Valeant Pharmaceuticals International and Peter J. Blott.

5.